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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 8-K of Washington Real Estate Investment Trust ("WRIT") of our report dated November 12, 1997, relating to the audited historical summary of gross income and direct operating expenses of Bethesda Hill Apartments, for the year ended December 31, 1996. We also consent to the incorporation by reference of our report in WRIT's Form S-3 Number 333-23157 dated March 12, 1997 and in WRIT's Form S-8 Number 33-63671 dated October 25, 1995, post effectively amended July 25, 1996.

STOY, MALONE & COMPANY, P.C.

Bethesda, Maryland
November 21, 1997

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference of our report dated November 14, 1997, relating to the historical summary of gross income and direct operating expenses of Space Center Tysons, Inc., for the year ended December 31, 1996, included in this Form 8-K, in WRIT's Form S-3 Number 333-23157 dated March 12, 1997, and in WRIT's Form S-8 Number 33-63671 dated October 25, 1995, post effectively amended July 25, 1996.

McGladrey & Pullen, LLP

Minneapolis, Minnesota
November 21, 1997